Executive Severance and Restrictive Covenant Agreement, dated as of February 13, 2006 (the "Agreement"), between The GSI Group, Inc., a Delaware corporation (the "Company"), and John W. Henderson (the "Executive").

     The Company desires to continue to retain the Executive to supply services to the Company, and the Executive desires to continue to provide such services to the Company, on the terms and subject to the conditions set forth in this Agreement.

In consideration of (i) the Executive's agreement to continue to supply services under this Agreement, (ii) the Company's making available to the Executive the co-investment opportunity described below, (iii) the grant of options to purchase common stock described herein and (iv) the mutual agreements set forth below, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     SECTION  1.  Employment  Relationship.

     (a) Employment by Company. The Company hereby employs the Executive, and the Executive hereby agrees to be employed by the Company, in the capacity indicated on Exhibit A, and the Executive shall devote all of his or her
               ----------
business time, attention, knowledge and skills and use his or her best efforts during the Employment Period (defined below) to perform services and duties consistent with the Executive's title and position (the "Services") for the Company in accordance with directions given to the Executive from time to time by the reporting officer set forth on Exhibit A.
                                             ----------

(b) Employment Period. The period commencing on the date of this Agreement and ending on the date on which this Agreement is terminated is referred to herein as the "Employment Period." During the Employment Period, the Executive will be an at-will employee of the Company. The Employment Period will be freely terminable for any reason by either party at any time.

     SECTION  2.  Compensation  and  Benefits.  During  the  Employment  Period:

     (a) Base Compensation. The Company will pay the Executive a base salary at the annual rate as set forth in Exhibit A (as adjusted from time to
                                             ---------
time by the Company, the "Base Salary") payable in accordance with the standard policies of the Company.

(b) Additional Compensation. The Executive will be eligible to receive discretionary annual performance bonuses as determined by the Board of Directors of the Company (the "Board").

(c) Co-Investment and Incentive Plans. Simultaneously herewith, the Executive and GSI Holdings Corp., a Delaware corporation and the parent of the Company ("Holdings"), are entering into agreements providing for (i) the co-investment by the Executive with Charlesbank Equity Fund V, Limited Partnership and its affiliates (the "Charlesbank Investors") of the amount set forth on Exhibit A to purchase common stock, $.01 par value (the "Common
           ----------

Stock"), in Holdings at the same purchase price as the Charlesbank Investors and
(ii) the grant to the Executive of options to purchase shares of Common Stock of Holdings under the GSI Holdings Corp. 2005 Management Stock Incentive Plan. In addition, the Executive and the Company are entering into an agreement setting forth the rights and obligations of the Executive with respect to its ownership of shares of Common Stock of the Company. The Executive will be entitled to participate in current or future equity incentive plans adopted by the Company. Such grants may be awarded from time to time in the sole discretion of the Board.

(d) Benefit Plans. During the Employment Period, the Executive will be entitled to participate in benefit plans and programs maintained by the Company from time to time and generally made available to its senior executive officers; provided, however, that (i) the Executive's right to participate in such plans and programs will not affect the Company's right to amend or terminate any such plan and program, and (ii) the Executive acknowledges that he or she will have no vested rights under any such plan or program except as expressly provided under the terms thereof.

     SECTION  3.  Termination.

     (a) Cause. The Company, at its option, may terminate the Employment Period for Cause, provided that to terminate the Executive's employment for Cause, at least a majority of the members of the Board must determine in good faith that Cause has occurred. "Cause" means the Executive's (1) indictment for, conviction of or plea of guilty or nolo contendere to a felony or any crime involving moral turpitude, fraud, embezzlement or theft, (2) breach of fiduciary duties, which breach is not cured within 30 days after written notice from the Company, or (3) gross negligence or willful misconduct in the performance of the Services, which negligence or misconduct is not cured within 30 days after written notice from the Company. If the Executive is charged with a felony, then during the period while such charge or related indictment remains outstanding and until finally determined, in the Company's sole discretion, the Company may suspend the Executive without compensation.

     (ii) Upon termination of the Employment Period by the Company for Cause, (1) the Company will pay the Executive's then current Base Salary (but not any bonus) and provide any benefits under the plans in which the Executive participates through the termination date, payable in accordance with the standard policies of the Company, and (2) with respect to any outstanding stock options, restricted stock or other equity based compensation (collectively, "Equity Based Compensation") granted by the Company to the Executive, vesting will cease on all such Equity Based Compensation as of the termination date, all unvested Equity Based Compensation will be forfeited on the termination date, and all vested options and other Equity Based Compensation (with features similar to exercise) will be exercisable only through the termination date and will be forfeited if not exercised by such date.

     (b) Good Reason. The Executive may terminate the Employment Period upon 60 days' prior written notice to the Company for Good Reason (as defined below) if the basis for such Good Reason is not cured within a reasonable period of time (determined in light of the cure appropriate to the basis of such Good Reason, but in no event less than 15 business days) after the Company receives written notice specifying the basis of such Good Reason. "Good Reason" means

(1) the failure of the Company to pay any amount (in the aggregate over $10,000) due to the Executive within 45 days after written notice to the Company of such failure (provided that if the Company disputes any amount or that any such amount is due, and pays any undisputed amount, the 45 day cure period will be tolled until the resolution of the dispute) or (2) any other material breach by the Company of any obligations owed to the Executive in connection with the Executive's employment.

     (ii) Upon termination of the Employment Period by the Executive for Good Reason, (1) the Company will pay the Executive's then current Base Salary (but not any bonus) for a period of one year following the date of termination of employment, provided, that no payment of Base Salary shall be due and payable to Executive during such one year period if such payment would give rise to adverse tax consequences to Executive under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and all such payments that would otherwise be payable during such one year period shall become due and payable as soon as practicable after the date on which no such adverse tax consequences under Section 409A of the Code would be suffered by Executive, (2) the Company will provide the Executive with benefits under the plans in which the Executive participates through the termination date, and (3) with respect to any outstanding Equity Based Compensation granted by the Company to the Executive, vesting will cease on all unvested Equity Based Compensation as of the termination date, all unvested Equity Based Compensation will be forfeited on the termination date and all vested options and other Equity Based Compensation (with features similar to exercise) will be exercisable for 30 days after the termination date and will be forfeited if not exercised by such date.

(iii) Upon termination of the Employment Period by the Executive without Good Reason, (1) the Company will pay the Executive's then current Base Salary (but not any bonus) and provide any benefits under the plans in which the Executive participates through the termination date, and (2) with respect to any outstanding Equity Based Compensation granted by the Company to the Executive, vesting will cease on all unvested Equity Based Compensation as of the termination date, all unvested Equity Based Compensation will be forfeited on the termination date and all vested options and other Equity Based Compensation (with features similar to exercise) will be exercisable for 30 days after the termination date and will be forfeited if not exercised by such date.

     (c)     Without  Cause.    The  Company,  at  its option, may terminate the
Employment  Period  without  Cause  at  any  time.

     (ii) Upon termination of the Employment Period by the Company without Cause, (1) the Company will pay the Executive's then current Base Salary (but not any bonus) for a period of one year following the date of termination of employment, provided, that no payment of Base Salary shall be due and payable to Executive during such one year period if such payment would give rise to adverse tax consequences to Executive under Section 409A of the Code, and all such payments that would otherwise be payable during such one year period shall become due and payable as soon as practicable after the date on which no such adverse tax consequences under Section 409A of the Code would be suffered by Executive, (2) the Company will provide the Executive with benefits under the plans in which the Executive participates through the termination date, and (3) with respect to any outstanding Equity Based Compensation granted by the Company to the Executive, vesting will cease on all unvested Equity Based Compensation as of the termination date, all unvested Equity Based Compensation will be forfeited on the termination date and all vested options and other Equity Based Compensation (with features similar to exercise) will be exercisable for 30 days after the termination date and will be forfeited if not exercised by such date.

     (d) Death or Disability. If the Executive dies during the Employment Period, the Employment Period will terminate as of the date of the Executive's death. If the Executive becomes unable to substantially perform the Services for 30 consecutive days, or for shorter periods aggregating 90 days in any 12-month period, due to a physical or mental disability, whether resulting from illness, accident or otherwise (each such case, a "Disability"), (1) the Company may elect to terminate the Employment Period at any time thereafter, and (2) the Employment Period will terminate as of the date of such election. All disabilities will be certified by a physician acceptable to both the Company and the Executive, or, if the Company and the Executive cannot agree upon a physician within 15 days, by a physician selected by physicians designated by each of the Company and the Executive. The Executive's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination will be conclusive evidence of the Executive's inability to perform his or her duties hereunder.

     (ii) Upon termination of the Employment Period upon the Executive's death or Disability, (1) the Company will pay the Executive's then current Base Salary (but not any bonus) and provide any benefits under the plans in which the Executive participates through the termination date, and (2) with respect to any outstanding Equity Based Compensation granted by the Company to the Executive, vesting on all Equity Based Compensation will continue for the period of 12 months following the termination date, all of the Executive's vested options and other Equity Based Compensation (with features similar to exercise) will be exercisable for 12 months after the termination date and all options and other Equity Based Compensation (with features similar to exercise) that remain unvested or unexercised on the date that is 12 months after the termination date will be forfeited.

     (e) Termination of Obligations. In the event of termination of the Employment Period in accordance with this Section 3, all obligations of the Company and the Executive under this Agreement will terminate, except for any amounts payable and benefits to be provided by the Company as specifically set forth in this Section 3; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 4 and Section 5 shall survive such termination in accordance with their respective terms and the relevant provisions of Section 6 shall survive such termination indefinitely. In the event of termination of the Employment Period in accordance with this
Section 3, the Executive agrees to cooperate with the Company in order to ensure an orderly transfer of the Executive's duties and responsibilities.

(f) Condition. The Company will not be required to make the payments and provide the benefits stated in this Section 3 unless the Executive executes and delivers to the Company an agreement releasing from all liability (other than the payments and benefits contemplated by this Agreement and any indemnification arrangement of the Company with respect to the Executive) the Company and each of its parents and subsidiaries and any of their respective past or present directors, officers, employees, shareholders, controlling persons or agents of the Company. This agreement will be in the form normally used by the Company for senior executives at the time.

     SECTION  4.  Confidentiality;  Non-Disclosure.

     (a)       Non-Disclosure  Obligation.  Except  (x)  as  provided  in  this
Section 4(a) or (y) with the Company's written consent, the Executive will not disclose any Confidential Information of the Company or any of its affiliates or subsidiaries to any person, firm, corporation, association or other entity (other than the Company, its affiliates or subsidiaries or any of their respective officers or employees, attorneys, accountants, bank lenders, agents, advisors or representatives thereof) for any reason or purpose whatsoever (other than in the normal course of business on a need-to-know basis after the Company has received assurances that the confidential or proprietary information will be kept confidential), nor will the Executive make use of any such confidential or proprietary information for his or her own purposes or for the benefit of any person, firm, corporation or other entity, except the Company. As used in this
Section 4, the term "Confidential Information" means all information which is or becomes known to the Executive and relates to matters such as trade secrets, research and development activities, new or prospective lines of business (including analysis and market research relating to potential expansion of the business), books and records, financial data, customer lists, marketing techniques, financing, credit policies, vendor lists, suppliers, purchasers, potential business combinations, distribution channels, services, procedures, pricing information and private processes as they may exist from time to time; provided, however, that the term Confidential Information will not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by the Executive or by a person who received such information from the Executive in violation of this Agreement).

     (ii) Compulsory Disclosures. If the Executive is requested or (in the opinion of his or her counsel) required by law or judicial order to disclose any Confidential Information (as defined above), the Executive will provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waiver of the Executive's compliance with the provisions of this Section 4(a). The Executive will not oppose any reasonable action by, and will cooperate with, the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Executive is, in the opinion of his or her counsel, compelled by law to disclose a portion of the Confidential Information, the Executive may disclose to the relevant tribunal without liability hereunder only that portion of the Confidential Information which counsel advises the Executive he or she is legally required to disclose, and each of the parties hereto agrees to exercise such party's best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

     (b) Assignment of Inventions. The Executive agrees that he or she will promptly and fully disclose to the Company all inventions, ideas, software, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by the Executive (either solely or jointly with others) during the Employment Period and for a period of six months thereafter, and all tangible work product derived therefrom (collectively, the "Ideas"). The Executive agrees that all such Ideas will be and remain the sole and exclusive property of the Company. On the request of the Company, the Executive will, during and after the term of this Agreement, without charge to the Company but at the expense of the Company, assist the Company in any reasonable way to vest in the Company, title to all such Ideas, and to obtain any related patents, trademarks or copyrights in all countries throughout the world. In this regard, the Executive will execute and deliver any and all documents that the Company may reasonably request.

     SECTION  5.  Ongoing  Restrictions  on  Executive's  Activities.

     (a)     General  Effect.  This  Section  uses  the following defined terms:

     "Client" means any client or prospective client of the Group to whom the Executive provided services, or for whom the Executive transacted business, or whose identity became known to the Executive in connection with the Executive's relationship with or employment by the Company.

     "Competitive Enterprise" means any business enterprise that either (i) engages in any material activity that competes anywhere with any material activity in which the Group is then engaged or is planning to engage of which the Executive is aware or (ii) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

      "Group" means the Company and any and all of its parents, subsidiaries, joint ventures and affiliated entities as the same may exist from time to time.

     "Post-Employment Restriction Period" means a 12-month period after termination of the Employment Period.

     "Solicit" means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

     (b)     Executive's  Importance to the Group and the Effect of this Section
5.  The  Executive  acknowledges  that:

     (i) In the course of the Executive's involvement in the Group's activities, the Executive has had and will have access to Confidential
Information and the Group's client base and will profit from the goodwill associated with the Group. In view of the Executive's access to Confidential
Information and the Executive's importance to the Group, if the Executive competes with the Group either during or for some time after the Executive's employment, the Group will likely suffer significant harm. In return for the benefits the Executive will receive from the Company, including without limitation, the Executive's co-investment in shares of Common Stock of Holdings and stock option grant as described in Section 2(c) above, and to induce the Company to enter into this Agreement, and in light of the potential harm the

Executive could cause the Company, the Executive agrees to the provisions of this Section 5. The Company would not have entered into this Agreement or the agreements described in Section 2(c) above to sell stock in Holdings or grant options in Holdings to Executive if the Executive did not agree to this Section 5.

(ii) In light of Section 5(b)(i), if the Executive breaches any provision of this Section 5, the loss to the Company would be material but the amount of loss would be uncertain and not readily ascertainable.

(iii) This Section 5 limits the Executive's ability to earn a livelihood in a Competitive Enterprise and the Executive's relationships with Clients. The Executive acknowledges, however, that complying with this Section 5 will not result in severe economic hardship for the Executive or the Executive's family.

     (c)     Executive's  Payment  Obligations.

     (i) If the Executive fails to comply with this Section 5 during the Employment Period or the Post-Employment Restriction Period, other than any isolated, insubstantial and inadvertent failure that is not in bad faith, the Executive will:

     (1) forfeit all severance payments made or due to the Executive pursuant to Sections 3(b)(ii) or 3(c)(ii) of this Agreement;

(2) forfeit all (x) vested and unvested stock options and other Equity Based Compensation (with features similar to exercise) that have been granted by Holdings to the Executive and not been exercised at the date of determination,
(y) restricted stock and other Equity Based Compensation (without features similar to exercise) that have been awarded by Holdings and not vested at the time of determination, and (z) amounts due and unpaid by Holdings (or any permitted assignee of Holdings' repurchase rights) to the Executive in respect of the repurchase of the Executive's shares of Common Stock of Holdings that exceed the lesser of cost and fair market value on the termination date; and

(3) pay to the Company (or its designee) the amount of all gain to the Executive within the 12 months before the date of determination from (w) the exercise of any options or other Equity Based Compensation (with features similar to exercise) that have been granted to the Executive by the Company, (x) the vesting of any restricted stock and other Equity Based Compensation (without features similar to exercise) that have been awarded by Holdings to the Executive, (y) the sale of any shares of Common Stock of Holdings to any third party, and (z) the repurchase by Holdings (or any permitted assignee of Holdings' repurchase rights) of the Executive's shares of Common Stock of Holdings that exceed the lesser of cost and fair market value on the termination date.

     (ii)     The  Executive  will  pay the Company (or its designee) under this
Section 5(c) within 30 days of notice by the Company, and the date of notice will be the date of determination for purposes of this Section. The Executive will pay the Company (or its designee) in cash, and gain will be determined after giving effect to any taxes paid or payable by the Executive on such gain.

The Executive's obligations under this Section 5(c) are full recourse obligations. The Company will have the right to offset the Executive's obligations under this Section 5(c) against any amounts otherwise owed to the Executive by any member of the Group, including under this Agreement.

     (d)     Non-Competition.  During  the  Employment  Period,  and  for  the
Post-Employment Restriction Period, the Executive will not directly or indirectly:

     (i) hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise; or

(ii) associate (including as a director, officer, employee, partner, member, consultant, agent or advisor) with a Competitive Enterprise and in connection with the Executive's association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:
     (1) that is substantially related to any activity that the Executive was engaged in,

(2) that is substantially related to any activity for which the Executive had direct or indirect managerial or supervisory responsibility, or

(3) that calls for the application of specialized knowledge or skills substantially related to those used by the Executive in the Executive's activities;

in each case, for the Group at any time during the year before the end of the Executive's employment (or, if earlier, the year before the date of determination).

     (e) Non-Solicitation of Clients. During the Employment Period, and for the Post-Employment Restriction Period, the Executive will not attempt to:

     (i) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Group,

(ii) transact business with any Client that would cause the Executive to be a Competitive Enterprise or to reduce or refrain from doing any business with the Group, or

(iii) interfere with or damage any relationship between the Group and a Client.

     (f) Non-Solicitation of Group Employees. During the Employment Period and for a three year period after the termination thereof, the Executive will not attempt to Solicit anyone who is then an employee of the Group (or who was an employee of the Group within the prior six months) to resign from the Group or to apply for or accept employment with any Competitive Enterprise.

(g) Notice to New Employers. Before the Executive either applies for or accepts employment with any other person or entity while any of Section 5(d),
(e) or (f) is in effect, the Executive will provide the prospective employer with written notice of the provisions of this Section 5 and will deliver a copy of the notice to the Company.

     SECTION  6.  General  Provisions.

     (a) Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although the Executive and the Company consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the Company's goodwill and proprietary rights, if any particular provision of this Agreement shall be determined by any court or arbitrator to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in Section 5 of this Agreement to be reasonable, if a final determination is made by a court of competent jurisdiction or any arbitrator that the time or territory or any other restriction contained in this Agreement is unenforceable against the Executive, the provisions of this Agreement shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court or arbitrator may determine or indicate to be enforceable.

(b) Remedies. The parties acknowledge that the Company's damages at law would be an inadequate remedy for the breach by the Executive of any provision of Section 4 or Section 5 of this Agreement, and agree in the event of any actual or threatened breach of Section 4 or 5 of this Agreement that the Company may obtain temporary and permanent injunctive relief restraining the Executive from such breach without bond or other security, and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of Section 4 or Section 5 of this Agreement.

(c) Withholding. The Company shall withhold such amounts from any compensation or other benefits payable to the Executive under this Agreement on account of payroll and other taxes as may be required by applicable law or regulation of any governmental authority.

(d) Assignment. The rights of the Company under this Agreement may, without the consent of the Executive, be assigned by the Company, in its sole discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires 80% or more of the stock, assets or business of the Company. This
Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and not for the benefit of, or enforceable by, any third party, except that this Agreement will inure to the benefit of the Group.

(e) Non-Transferability of Interest. None of the rights of the Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of the Executive. Any other attempted assignment, transfer, conveyance or other disposition of any interest in the rights of the Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

(f) Indemnity. The Company hereby agrees to indemnify and hold the Executive harmless consistent with the Company's policy against any and all liabilities, expenses (including attorneys' fees and costs), claims, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any proceeding arising out of the Executive's employment with the Company (whether civil, criminal, administrative or investigative, other than proceedings by or in the right of the Company), if with respect to the actions at issue in the proceeding the Executive acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and (with respect to any criminal action) the Executive had no reason to believe his or her conduct was unlawful. Said indemnification arrangement shall (i) survive the termination of this Agreement,
(ii) apply to any and all qualifying acts of the Executive which have taken place during any period in which he or she was employed by the Company, irrespective of the date of this Agreement or the term hereof, including, but not limited to, any and all qualifying acts as an officer and/or director of any affiliate while the Executive is employed by the Company and (iii) be subject to any limitations imposed from time to time under applicable law.

(g) Dispute Resolution; Attorney's Fees. Subject to the Company's rights under Section 6(b), any dispute, claim or controversy arising out of or relating to this Agreement or the employment relationship, including without limitation any dispute, claim or controversy concerning validity, enforceability, breach or termination hereof or any claims under federal or state law for age, race, sex, disability or other discrimination, shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein ("Rules"). There shall be one arbitrator who shall be jointly selected by the parties. If the parties have not jointly agreed upon an arbitrator within twenty (20) calendar days of respondent's receipt of claimant's notice of intention to arbitrate, either party may request the American Arbitration Association to furnish the parties with a list of names from which the parties shall jointly select an arbitrator. If the parties have not agreed upon an arbitrator within ten (10) calendar days of the transmittal date of the list, then each party shall have an additional five (5) calendar days in which to strike any names objected to, number the remaining names in order of preference, and return the list to the American Arbitration Association, which shall then select an arbitrator in accordance with Rule 13 of the Rules. The place of arbitration shall be Chicago, Illinois. By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sec.Sec. 1-16. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear its or his own costs and expenses in any such arbitration and one-half of the arbitrator's fees and expenses. If the arbitration is definitively decided in the Executive's favor, the Executive shall have the right, in addition to any other relief granted by such arbitrator, to recover reasonable attorneys' fees; provided, however, that the

Company shall have the right, in addition to any other relief granted by such arbitrator, to recover reasonable attorneys' fees in the event that a claim brought by the Executive is definitively decided in the Company's favor.

(h) Acknowledgment. The Executive acknowledges that he or she has had adequate time to consider the terms of this Agreement, has knowingly and voluntarily entered into this Agreement and has been advised by the Company to seek the advice of independent counsel prior to reaching agreement with the Company on any of the terms of this Agreement. The parties to this Agreement agree that no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

(i) Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(j) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by facsimile (with confirmation of receipt), addressed as follows:

If  to  the  Company:

The  GSI  Group,  Inc.
     1004  E.  Illinois  St.
     Assumption,  Illinois  62510
     Attention:  Steve  Basham
     Facsimile:  217-226-6249

with  a  copy  to:

Covington  &  Burling
1330  Avenue  of  the  Americas
New  York,  New  York  10019
Attention:  Scott  F.  Smith
Facsimile:  (212)  841-1010

and:

     Charlesbank  Capital  Partners  LLC
200  Clarendon  Street,  54th  Floor
Boston,  Massachusetts  02116
Attention:  Attention:     Mark  Rosen
                    Tami  Nason
Facsimile:  (617)  619-5402

If  to  the  Executive,  at  the  address  indicated  on  Exhibit  A.
                                                          ----------
or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If such notice or communication is mailed, such communication shall be deemed to have been given on the fifth business day following the date on which such communication is posted.

     (k) Descriptive Headings; Certain Interpretations. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as otherwise expressly provided in this Agreement: (i) any reference in this Agreement to any agreement, document or instrument includes all permitted supplements and amendments; (ii) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (iii) the words "include," "included" and "including" are not limiting; and (iv) a reference to a person or entity includes its permitted successors and assigns.

(l) Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement contains the entire agreement between the Company and the Executive with respect to the transactions contemplated by this Agreement and supersedes all other or prior written or oral agreements or understandings among the parties with respect to the Executive's employment by the Company. The Company and the Executive hereby agree that the Consulting Agreement, dated as of February 3, 2006, between the Company and the Executive, is terminated as of the date of this Agreement.

(m) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS REGARDLESS OF PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

     The  GSI  Group,  Inc.

By:     /s/  William  Branch
        --------------------
Name:  William  Branch
Title:    Chairman


/s/  John  W.  Henderson
------------------------
John  W.  Henderson